Exhibit 99.1

FalconStor Announces Todd Oseth as President & Chief Executive Officer
Industry Executive Brings More Than 30 Years of Experience in Building Businesses

MELVILLE, N.Y., June 19, 2017 — FalconStor Software, Inc. (NASDAQ: FALC), a market leader in storage software, today announced the appointment of Todd Oseth as President and Chief Executive Officer effective July 1, 2017. The company also announced that Gary Quinn, formerly FalconStor President and Chief Executive Officer, has voluntarily resigned effective July 1, 2017.

Mr. Oseth is a high-performance, hands-on chief executive who will be focused on delivering profitable business growth by working directly with customers, partners, employees and investors in the pursuit of the company’s strategic objectives. Prior to joining FalconStor, he was President and Chief Executive Officer of Intermap Technologies where he led the transformation of the company into a leading provider of geospatial solutions. Previously, Oseth held executive positions with McDATA, EMC, Sony and Ramtron.

“FalconStor’s strong heritage in data protection and mobility, particularly focused on lowering storage costs through utilizing public cloud services, is unrivalled” said Todd Oseth FalconStor President and CEO. “I’m honored to lead the team as we focus first on serving our substantial customer base and second on innovating in addressing storage challenges where FalconStor leads the market such as VTL and cloud mobility. In my first one hundred days, I’ll be meeting with customers and partners around the world to ensure we meet their current and future needs, while focusing internally on returning the company to profitable growth.”

"We want to thank Gary Quinn for his service, leadership and contributions to the Company during his tenure as President and Chief Executive Officer. We wish him all the best for his continued success in the future,” said Martin Hale, Member of the Board of Directors of FalconStor. “As we look ahead, we are excited about FalconStor’s future with Todd at the helm. He’s the right person at the right time to lead the way.”

About FalconStor Software
FalconStor Software, Inc. (NASDAQ: FALC) is a leading software-defined storage company offering a converged data services software platform that is hardware agnostic. Our open, integrated flagship solution FreeStor® reduces vendor lock-in and gives enterprises the freedom to choose the applications and hardware components that make the best sense for their business. We empower organizations to modernize their data center with the right performance, in the right location, all while protecting existing investments. FalconStor’s mission is to maximize data availability and system uptime to ensure nonstop business productivity while simplifying data management to reduce operational costs. Our award-winning solutions are available and supported worldwide by OEMs as well as leading service providers, system integrators, resellers and FalconStor. The Company is headquartered in Melville, N.Y. with offices throughout Europe and the Asia Pacific region. For more information, visit www.falconstor.com or call 1-866-NOW-FALC (866-669-3252).

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FalconStor, FalconStor Software, FreeStor, and Intelligent Abstraction are trademarks or registered trademarks of FalconStor Software, Inc., in the U.S. and other countries. All other company and product names contained herein may be trademarks of their respective holders.

FalconStor Press Release Safe Harbor Statement

This press release includes forward-looking statements that involve risk and uncertainties that could cause actual results to differ materially from the forward-looking statements.

These risks and uncertainties include: delays in product development; market acceptance of FalconStor's products and services; technological change in the storage and networking industries; competition in the network storage software market; the potential failure of FalconStor's OEM partners to introduce or market products incorporating FalconStor's products; the ability to achieve profitability; intellectual property issues; and other risk factors discussed in FalconStor's reports on Forms 10-K, 10-Q and other reports filed with the Securities and Exchange Commission.

For more information, contact:
Gavin McLaughlin, An Outside Edge
Investor, Press and Analyst Relations
+1 719 352 3217 / +44 7973 264246